EXHIBIT 99.1

 immediate release
HELEN OF TROY LIMITED ANNOUNCES
ACCELERATION OF STOCK OPTION VESTING
AND REPATRIATION OF FOREIGN EARNINGS

EL PASO, Texas Mar. 1 - Helen of Troy Limited (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, announced that on February 24, 2006, the Compensation Committee of the Company’s Board of Directors approved the immediate acceleration of vesting of “out-of-the money” stock options previously awarded to officers and employees with option exercise prices greater than $19.65. The affected options held by officers and employees have a range of exercise prices between $20.35 and $33.88, with a weighted average exercise price of $24.79. Vesting of options exercisable for a total of 285,217 shares was accelerated. The closing price per share of the Company's common stock on February 24, 2006 was $19.65. Except for the vesting change, all affected stock options will continue to be governed by their respective original terms and conditions. The options represent approximately 4.1% of the total outstanding Company options.
Of the total number of shares subject to accelerated options, no options held by executive officers of the Company were accelerated other than unvested options to purchase an aggregate of 46,412 shares of common stock held by the Chief Financial Officer and the General Counsel. No unvested options held by members of the Board of Directors were accelerated. This change will have no effect on fiscal year 2006 earnings.
Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the transaction stated, “Our Compensation Committee approved this action because it believed it is in the best interest of our shareholders, as it will reduce the Company’s reported pre-tax non-cash compensation expense by an estimated $1.6 million over the next four fiscal years.”
The Board of Directors of a subsidiary of the Company approved the repatriation, pursuant to the American Jobs Creation Act of 2004, of $48.5 million in foreign earnings, of which $37.7 million is undistributed earnings for which the Company has not provided deferred U.S. federal income taxes. The Act provides a one-time incentive for one of the Company’s U.S. subsidiaries to repatriate certain amounts of accumulated income from foreign jurisdictions at a reduced income tax rate. The Company believes that the repatriation of these funds will enhance the Company’s financial flexibility while providing sufficient foreign working capital available to fund growth and expansion abroad. The Company expects to incur a one-time tax charge due to the repatriation estimated to be approximately $2.8 million or approximately $0.09 per fully diluted share in the fourth quarter ending February 28, 2006, which was not reflected in the Company’s previous earnings guidance issued January 9, 2006.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, hardware, trash and automotive categories. The Company’s products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., and Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy’s owned brands include OXO®, Good Grips®, Brut®, Vitalis®, Final Net®, Ammens®, Condition 3-in-1®, Skin Milk®, TimeBlock®, Epil-Stop®, Dazey®, Caruso®, Karina®, DCNL™, Nandi™, Isobel™ and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, and Wigo® owned brands to the professional beauty salon industry.

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2005 and the Form 10-Q for the quarters ended May 31, 2005, August 31, 2005, and November 30, 2005. These risks are generally provided in our public filings under the heading “Forward-Looking Information and Factors That May Affect Future Results.” Investors are urged to refer to the risk factors referred to above for a description of these risks.

####
2006